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                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-26415), (No. 333-98338), (No. 333-828), (No. 333-4542),
(No. 333-4546), (No. 333-08997), (No. 333-17431), (No. 333-14481), (No.
333-20755), (No. 333-36531) and (No. 333-36537) and Registration Statements
on Form S-8 (No. 333-4550), (No. 333-4548) and (No. 333-36803) of Apartment
Investment and Management Company (AIMCO) of our report dated October 20, 1997 with respect to the Combined Statement of Revenues and Certain Expenses of the Thirty-five Acquisition Properties, as listed in Appendix A to this consent, for the year ended December 31, 1996, appearing in this Current Report on Form 8-K of AIMCO.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 20, 1997